EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated March 15, 2006 which includes an explanatory paragraph as to going concern on our audits of the financial statements of eMagin Corporation as of December 31, 2005 and for each of the three years in the period ended December 31, 2005 included in their Annual Report on Form 10-K. .

/s/ Eisner, LLP

New York, New York

November 21, 2006